SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant
     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              ORPHAN MEDICAL, INC.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

                                 [COMPANY LOGO]


                              ORPHAN MEDICAL, INC.
                        13911 RIDGEDALE DRIVE, SUITE 250
                           MINNETONKA, MINNESOTA 55305






April 21, 2003


To Our Stockholders:

     You are cordially invited to attend the 2003 Annual Meeting of the Stockholders of Orphan Medical, Inc. (the "Company") which will be held at 3:30 p.m. (Central Standard Time) on Thursday, May 22, 2003 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402.

     At the Annual Meeting of the Stockholders you will be asked to: (i) elect six directors to the Company's Board of Directors, (ii) approve an amendment increasing the number of authorized shares issuable under the Company's 1994 Stock Option Plan and (iii) approve the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

     Please read the enclosed Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting. Please mark, sign and return the accompanying Proxy Card promptly in the enclosed postage-paid envelope, or follow the instructions on the proxy card for voting via telephone or through the Internet. We hope you will be able to attend the meeting on May 22, 2003.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. FOR ALTERNATIVE VOTING METHODS, PLEASE REFER TO THE INFORMATION UNDER THE CAPTIONS "VOTE BY PHONE" AND "VOTE BY INTERNET" ON THE PROXY CARD.


                                   Sincerely,


                                   /s/ John Howell Bullion

                                   JOHN HOWELL BULLION
                                   Chief Executive Officer

                                 [COMPANY LOGO]



                              ORPHAN MEDICAL, INC.
                        13911 RIDGEDALE DRIVE, SUITE 250
                           MINNETONKA, MINNESOTA 55305
                            TELEPHONE (952) 513-6900


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2003

The Annual Meeting of Stockholders of Orphan Medical, Inc. (the "Company") will be held at 3:30 p.m. (Central Standard Time) on Thursday, May 22, 2003 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, for the following purposes:

     1. To elect six directors to serve until the next Annual Meeting of Stockholders;

     2. To approve an amendment to the Company's 1994 Stock Option Plan increasing the number of shares authorized for issuance under the plan from 3,175,000 shares to 3,675,000 shares;

     3. To approve the selection of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003; and

     4. To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has designated the close of business on April 21, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only stockholders of record of the Company's Common Stock and Senior Convertible Preferred Stock at the close of business on that date will be entitled to vote.

     You are cordially invited to attend the meeting. If you do not expect to be present at the meeting, please fill in, sign, date and mail the enclosed proxy card as promptly as possible or submit your proxy by voting by telephone or through the Internet by no later than 12:00 p.m. (Central Standard Time) on May 21, 2003 (as directed on your proxy card). If you choose to return the proxy card by mail, we have enclosed an envelope addressed to the Company for which no postage is required if mailed in the United States.


                                       By Order of the Board of Directors


                                       /s/ John Howell Bullion

                                       John Howell Bullion
                                       Chairman of the Board, Chief Executive
                                       Officer and Secretary

Minnetonka, Minnesota
April 21, 2003

                              ORPHAN MEDICAL, INC.

                        13911 RIDGEDALE DRIVE, SUITE 250
                           MINNETONKA, MINNESOTA 55305

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2003


                                     GENERAL


     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Orphan Medical, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:30 p.m. (Central Standard Time) on Thursday, May 22, 2003 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Stockholders and this Proxy Statement, is being paid by the Company. In addition, we will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of our common stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of these shares.

     We have retained Wells Fargo Shareowner Services to provide consultation and administrative assistance in connection with the solicitation of proxies for a fee estimated to be $7,000 plus out-of-pocket expenses. In addition, officers and other regular employees of the Company may solicit proxies in person, by telephone or by facsimile, but will receive no extra compensation for these services. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 21, 2003.

     The only matters the Board of Directors knows will be presented are those stated in Proposals 1, 2 and 3 of this Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. Should any other matter properly come before the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.

                          VOTING RIGHTS AND PROCEDURES

     Common Stock and Senior Convertible Preferred Stock stockholders (collectively, the "stockholders") of record at the close of business on April 8, 2003 will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, a total of 10,536,555 shares of such Common Stock and 8,706 shares of Senior Convertible Preferred Stock were outstanding (collectively, the "Voting Stock"), each share of Common Stock being entitled to one vote and each share of Senior Convertible Preferred Stock being entitled to voted on an "as converted" basis. On April 8, 2003, the Company's Senior Convertible Preferred Stock was convertible into an aggregate of 1,069,533 shares of Common Stock, which approximates 122.850 shares of Common Stock for each share of Senior Convertible Preferred Stock. There is no cumulative voting. If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Voting Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

     Stockholders can vote their shares by toll-free telephone call or through the Internet as an alternative to completing the enclosed proxy card and mailing it to the Company. The procedures for telephone and Internet voting are described on the proxy card. The telephone and Internet voting procedures are designed to verify stockholders' identities, allow stockholders to give voting instructions and confirm that their instructions have been recorded properly. Stockholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the stockholder. Stockholders who vote by telephone or through the Internet need not return a proxy card by mail.

     Shares of the Company's Common Stock and Senior Convertible Preferred Stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement for approval of the amendment increasing the number of authorized shares issuable under the Company's 1994 Stock Option Plan and for approval of the selection of Ernst & Young LLP as the Company's independent public accountants. So far as management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting and call for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on these matters.

     Whether a stockholder submits a proxy by mail, telephone or the Internet, a stockholder may revoke a proxy at any time before it is voted by: (i) delivering to any officer of the Company a written notice of termination of the proxy's authority, (ii) filing with an officer of the Company another proxy bearing a later date or (iii) appearing and voting at the Annual Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The table on the following page sets forth, as of March 1, 2003, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who, to the knowledge of the Company, owned beneficially more than five percent of such stock, (ii) each director, (iii) each executive officer named in the "Summary Compensation Table" above, and (iv) all directors and executive officers as a group. Unless otherwise noted, the shares listed in the table below are subject to sole voting and investment power of the indicated person.

     Beneficial ownership is determined and presented in the table on the following page in accordance with rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to the securities. Shares of the Company's Common Stock subject to options currently exercisable or exercisable within 60 days of March 1, 2003, are deemed to be outstanding for purposes of computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. With respect to UBS Capital II LLC, the percentage of ownership calculation is based on Common Shares outstanding as of March 1, 2003, plus 1,069,533 shares of Common Stock, which represents 8,709 shares of Senior Convertible Preferred Stock owned by UBS Capital II LLC on an as converted basis.

                                                                          Amount and
                                                                          Nature of      Percentage of
                                                                          Beneficial      Common Stock
                Name and Address of Beneficial Owner                      Ownership       Outstanding
---------------------------------------------------------------------- ---------------- -----------------
Alta Partners II, Inc. (1)                                                 1,212,121           11.56%
     One Embarcadero Center, Suite 4050
     San Francisco, CA 94111
OrbiMed Advisors LLC (2)                                                   1,617,302           15.42
     767 Third Avenue - 6th Floor
     New York, NY  10017-2023
UBS Capital II LLC (3)                                                     1,750,552           14.30
     299 Park Avenue
     New York, NY  10171-0026
John Howell Bullion (4)                                                      556,645            5.10
William Houghton, M.D. (5)                                                   168,051            1.58
Mark D. Perrin (6)                                                            25,000               *
Timothy G. McGrath (7)                                                        42,119               *
Farah Champsi (8)                                                              6,000               *
Michael Greene (9)                                                            26,000               *
Thomas King (10)                                                               6,000               *
Julius A. Vida, Ph.D. (11)                                                    26,000               *
William M. Wardell, M.D., Ph.D. (12)                                          57,500               *
All directors and executive officers as a group (11 persons) (13)            905,514            8.04

-----------------------------
* Less than one percent.

(1) Alta Partners II, Inc. serves as the management advisory company of various funds which hold shares of the Company's Common Stock. In this capacity, Alta Partners II, Inc. is affiliated with Alta BioPharma Partners II, L.P., Alta Embarcadero BioPharma Partners II, LLC, Alta BioPharma Management Partners II, LLC, Alta Partners II, Inc. and Jean Deleage, Alix Marduel and Farah Champsi. The beneficial ownership information is based on a schedule 13D filed by Alta Partners on December 17, 2001.

(2) OrbiMed Advisors LLC has shared voting and dispositive power with respect to 1,617,302 shares of the Company's Common Stock. The number of shares beneficially owned is based on a schedule 13G filed by OrbiMed Advisors on February 14, 2003.

(3)  UBS Capital II LLC has sole voting and investment power with respect to:
     8,706 shares of Senior Convertible Preferred Stock, which is convertible into 1,069,533 shares of Common Stock, and 115,327 shares of unregistered Common Stock. The shares of Senior Preferred Convertible Stock vote on an as-converted basis. In addition, UBS Capital owns (i) 3,677 shares of non-voting Series B Convertible Preferred Stock, which is convertible into 565,692 shares of Common Stock, (ii) a warrant to purchase up to 2,050 shares of non-voting Series C Convertible Preferred Stock or 315,385 shares of Series D Non-Voting Convertible Preferred Stock or any combination thereof up to a maximum aggregate purchase price of $2,050,000 and (iii) a warrant to purchase up to 282,353 shares of Series D Non-Voting Convertible Preferred Stock.

(4) Includes 429,933 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(5) Includes 153,080 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(6) Includes 25,000 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(7) Includes 40,015 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(8) Includes 6,000 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003. Ms. Champsi is affiliated with Alta Partners II, Inc. and she disclaims beneficial ownership of any shares of Common Stock beneficially owned by Alta Partners II, Inc. and its affiliates.

(9) Includes 26,000 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(10) Includes 6,000 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(11) Includes 26,000 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(12) Includes 56,000 shares issuable upon the exercise of options that are currently exercisable or will become issuable pursuant to options exercisable within 60 days after March 1, 2003.

(13) Includes 767,028 shares that may be acquired within 60 days of March 1, 2003 through the exercise of options by all executive officers and directors as a group.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS


NOMINEES FOR ELECTION AS DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors, which is presently comprised of six members. Six directors have been nominated for election to the Company's Board of Directors at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Dr. W. Leigh Thompson resigned as a director of the Company in July 2002. This resignation created a vacancy on the Board of Directors that the Board of Directors has determined not to fill at this time.

     The Company's incumbent directors, John Howell Bullion, Farah M. Champsi, Michael Greene, Thomas B. King, W. Leigh Thompson, Ph.D., M.D., Julius A. Vida, Ph.D. and William M. Wardell, M.D., Ph.D., have been nominated for election at the Annual Meeting. Each of Messrs. Bullion, Greene, King and Drs. Thompson, Vida, Wardell and Ms. Champsi have indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information concerning the director nominees is set forth below.

JOHN HOWELL BULLION             Mr. Bullion, 51, has been Chief Executive
                                Officer of the Company since June 1994 and Chairman of the Board of Directors since
                                December 30, 1998. Mr. Bullion is a co-founder of Chronimed Inc., the company from which Orphan
                                Medical, Inc. was spun off in 1994. Prior to joining the Company, Mr. Bullion served as President of Bluestem Partners, an investment and consulting company, President of Dahl &
                                Associates, a soil and ground water remediation company and President of Concurrent Knowledge
                                Systems, Inc., a software development company.
                                Mr. Bullion also served as partner and Vice
                                President with First Bank System Venture Capital
                                Company for seven years.

MICHAEL GREENE                  Mr. Greene, 41, has been a director of the
                                Company since July 1998. Mr. Greene is a partner at UBS Capital, LLC and has been with UBS
                                Capital since it was founded in 1993. Prior to joining UBS Capital, Mr. Greene was a senior member of the Union Bank of Switzerland's
                                Leveraged Finance Group from 1990 to 1992. Mr.
                                Greene is a graduate of The College of Holy
                                Cross with a B.A. in Economics and earned an M.B.A. from Harvard Business School. Mr. Greene also serves as a director for Metrocall Inc. and Desa International.

JULIUS A. VIDA, PH.D.           Dr. Vida, 74, has been a director of the Company
                                since October 1998. Dr. Vida is the President of
                                Vida International Pharmaceutical Consultants, which was founded in 1993. Dr. Vida also serves as a director for Medarex, Inc. Past employment includes over 15 years experience with Bristol
                                Myers Squibb Co., last serving as Vice
                                President, Business Development, Licensing and
                                Strategic Planning from 1991 to 1993. Dr. Vida earned his Ph.D. from the Carnegie Institute of Technology and his M.B.A. from Columbia
                                University.

WILLIAM M. WARDELL, M.D., PH.D. Dr. Wardell, 64, has been a director of the
                                Company since August 1995. Since June 2000, Dr. Wardell has been the President of Wardell Associates International, a pharmaceutical consulting firm. Dr. Wardell previously served as President of Wardell Associates International from January 1995 to January 1996. From January 1996 to June 2000, Dr. Wardell served as Senior Scientific Officer for Covance, Inc. (formerly Corning-Besselaar), a contract research organization. Dr. Wardell also serves as a director for PharMetrics, Inc. and PhytoCeutica, Inc. Prior to 1995, Dr. Wardell served as President of Protein Engineering Corporation, a privately held biotechnology company. Prior to joining Protein Engineering Corporation, Dr. Wardell was Senior Vice President of the Parke-Davis Pharmaceutical Research Division of Warner Lambert Company. From 1983 to 1991, Dr. Wardell was Vice President/Medical Director of Boehringer Ingelheim Pharmaceuticals, Inc. and was a member of Boehringer Ingelheim's International Steering and Medical Committees, which had responsibility for worldwide research, development, clinical and regulatory programs. Prior to entering the pharmaceutical industry, Dr. Wardell was Associate Professor of Pharmacology and Toxiology and Assistant Professor of Medicine at the University of Rochester Medical Center. Dr. Wardell has also been a Commissioner of the Pharmaceutical Manufacturers Association's Commission on Drugs for Rare Diseases, and a Vice President and Board member of the American Society for Clinical Pharmacology and Therapeutics.

THOMAS B. KING                  Mr. King, 48, has served as a director of the
                                Company since February 26, 2002. From 1994 to
                                2000, Mr. King was employed by Anesta
                                Corporation, most recently as its President, CEO, and Director. During his tenure at Anesta, Mr. King led two successful follow-on public offerings of equity which raised $100 million for Anesta, acquired and relaunched Actiq(R)into the U.S. and international markets, completed the successful merger of Anesta with Cephalon, Inc., and was instrumental in increasing
                                Anesta's market capitalization from $28 million to more than $400 million. From 1990 to 1994, Mr. King held several management positions with Somatogen, Inc. From 1988 to 1989, Mr. King held several management positions at Abbott
                                Laboratories, and from 1982 to 1987, Mr. King held several positions at Anaquest, a Division of BOC Health Care. Mr. King's experience includes strategic planning, business development, and product management and marketing. Mr. King received an M.B.A. from the University of Kansas and a B.A. in Chemistry from McPherson College.

FARAH H. CHAMPSI                Ms. Champsi, 41, has been a director of the
                                Company since December 7, 2001. Ms. Champsi is a managing director of Alta Partners, a venture capital firm located in San Francisco, California since May, 2000. Ms. Champsi was an investment banker at Robertson Stephens &
                                Company, between May 1987 and December 1999, where she was elected a general partner in 1992 and the head of life sciences investment banking in 1995. She holds an M.B.A. from Stanford
                                University and a B.A. from Smith College. Ms.
                                Champsi serves on the board of Cytokinetics, Incorporated., Renovis, Inc. and Myocor, Inc.

BOARD RECOMMENDATION AND REQUIRED STOCKHOLDER VOTE

     The affirmative vote of a majority of the shares of Voting Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. BULLION, GREENE AND KING AND DRS. VIDA AND WARDELL AND MS. CHAMPSI.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive $10,000 annually for serving on the Board of Directors. In addition, directors who are not employees receive $1,000 for each meeting, $500 for each telephone meeting and $250 for committee meetings. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board of Directors' and committee meetings.

     In addition, pursuant to the Company's 1994 Stock Option Plan (the "Stock Plan"), each new non-employee director receives an option to purchase 25,000 shares of Company common stock on the date of such director's initial election to the Board of Directors. Each option has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, with 5,000 shares vesting immediately and the remaining 20,000 shares vesting over a four-year period in 5,000 share increments. Each option has a term of ten years. Upon re-election to the Board, each non-employee director is entitled to receive an option to purchase 5,000 shares with 1,000 shares vesting immediately and the remaining 4,000 shares vesting over a four year period in 1,000 share increments. Each option has a term of ten years. In fiscal 2002, Ms. Champsi and Mr. King received an option to purchase 25,000 shares upon being named to the Company's Board of Directors. Upon re-election to the Board of Directors in May 2002, all non-employee directors received an option to purchase 5,000 shares of the Company's common stock.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During 2002, the Board of Directors held seven meetings and acted twice by written action. Each director attended at least 75% of the aggregate total of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee and a Regulatory Oversight Committee. The Board of Directors does not have a standing nominating committee.

     The Audit Committee consists of Mr. Greene, Dr. Vida and Ms. Champsi, each of whom the Board of Directors has determined to be "independent" as defined by the rules of the National Association of Securities Dealers' listing standards. The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Audit Committee met five times during 2002. The Board of Directors approved a written audit committee charter, a copy of which has previously been filed with the Securities and Exchange Commission.

     The Compensation Committee consists of Dr. Wardell, Mr. King and Ms. Champsi. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the compensation of employees, officers and directors. The Compensation Committee met three during 2002.

     The Regulatory Oversight Committee consists of Dr. Wardell and, prior to his resignation in July 2002, also consisted of Dr. W. Leigh Thompson. The Regulatory Oversight Committee's function is to keep the Board informed on matters pertaining to regulatory compliance. The Regulatory Oversight Committee met once during 2002, prior to Dr. Thompson's resignation.

     The Board of Directors has also established an Advisory Board consisting of eight individuals that advise the Company with respect to the planning or execution of its product acquisition and development programs. Each of the members of the Advisory Board has development or marketing expertise with respect to products under development by the Company. Members of the Advisory Board provide services to the Company on a nonexclusive basis and do not meet on a formal or regular basis. The Company consults with one or more members of the Advisory Board from time to time by means of meetings or telephone conference calls.

                             EXECUTIVE COMPENSATION


REPORT OF COMPENSATION COMMITTEE

     COMPENSATION PHILOSOPHY

     The Compensation Committee determines the policies for and structure and amount of all compensation for the Board of Directors and the executive officers of the Company, including the Chief Executive Officer. The Compensation Committee is composed entirely of directors who are not employees of the Company. The Compensation Committee's primary objectives are to:

     o Provide compensation that will attract, retain and motivate high-caliber executives;

     o    Motivate officers to achieve important Company performance goals; and

     o Align the interests of the executive officers with those of the Company's stockholders.

     The Company has a "pay for performance" compensation program designed to motivate and reward executives for attaining financial and strategic objectives essential to the Company's success and continued growth while at the same time allowing the Company to attract, retain and motivate high-caliber executives. The Company's practice is to work with the Compensation Committee to establish annual Company financial performance targets and individual performance goals for each executive officer at the outset of each year, and to pay bonuses based on performance against these pre-established targets and goals. Base salaries for the Company's executive officers are generally average in comparison to executive officer salaries paid by comparable peer companies. Through the bonus program, the Company's executive officers have an opportunity to earn above average compensation as compared to comparable peer companies.

     An additional aspect of the Company's compensation program is the use of stock options. Through the use of stock based incentives, the Company believes that an executive officer's interests will be aligned with the long-term interests of the Company's stockholders. Executive officers are, thereby, given an incentive to not only meet their annual performance objectives, but also to achieve longer term strategic goals.

     The following discussion describes the key components of the compensation program. The Compensation Committee retains the right to consider factors other than those described below in setting executive compensation levels for individual officers.

     EXECUTIVE OFFICER COMPENSATION PROGRAM

     The key components of the Company's compensation program for its executive officers are (a) base salary, (b) annual cash bonus compensation and (c) long-term incentive compensation in the form of stock options.

     BASE SALARY

     The Chief Executive Officer annually reviews the base salary of each executive officer and makes recommendations to the Compensation Committee regarding the base salaries for the executive officers (other than the Chief Executive Officer). In determining base salaries, the Compensation Committee takes into account individual experience and performance, performance during the preceding 12 months, salary levels for similar positions at comparable peer companies and other issues particular to the Company. Salaries for the Company's executive officers are generally at the mid-point of the range when compared to salaries paid by comparable peer companies.

     ANNUAL CASH BONUS COMPENSATION

     The Compensation Committee awarded cash bonuses to all executive officers and to other employees in recognition of achieving predetermined Company financial and operational objectives in fiscal 2002, which generally included optimization of revenues and gross margins and minimizing operational losses, and achieving individual performance goals. Executive officers were entitled to receive a cash bonus for achievement of either the

Company's financial and performance objectives or achievement of personal performance goals, or a combination of both.

     LONG TERM INCENTIVE PROGRAM

     Stock options are granted to executive officers under the Company's 1994 Stock Option Plan (the "Stock Plan"). The purposes of the Stock Plan are to attract, retain and motivate personnel capable of assuring the future success of the Company by affording them an opportunity to acquire an ownership interest in the Company and to align executive officer compensation directly with the creation of stockholder value.

     The Stock Plan authorizes the Compensation Committee to grant stock options to executives and other key employees. When making option grant determinations, the Compensation Committee considers the recommendation of the Chief Executive Officer, an individual's performance and the Company's overall performance, as well as option grants to executives made by comparable peer companies. When determining the size of an option grant, the Compensation Committee takes into account a number of factors, including levels of options granted by comparable peer companies and the number of options already outstanding or previously granted.

     The Compensation Committee's policy is to not grant stock options annually, but to review each individual's performance and option position on an annual basis. All of the Company's outstanding stock options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Stock Plan have a term of ten years for incentive stock options and 15 years for nonqualified stock options, and generally vest ratably over a four-year period. Executive officers will only benefit from stock options if, at the time the options are exercised, the price of the Common Stock has appreciated over its price on the date of the stock option grant.

     In fiscal 2002, Mr. Bullion was granted an option to purchase 35,000 shares at $11.64 per share and an option to purchase 10,000 shares at $7.67 per share; Dr. Houghton was granted an option to purchase 25,000 shares at $11.64 per share and an option to purchase 7,500 at $7.67 per share; Mr. Perrin was granted an option to purchase 51,250 shares at $9.75 per share, an option to purchase 73,750 shares at $9.75 per share and an option to purchase 7,500 shares at $7.67 per share; Mr. McGrath was granted an option to purchase 12,000 shares at $11.64 per share, an option to purchase 7,500 shares at $9.95 per share and an option to purchase 5,000 shares at $7.67 per share.

     The Company is seeking stockholder approval of an amendment to increase the number of shares authorized for issuance under the Stock Plan from 3,175,000 shares to 3,675,000 shares. See "Proposal 2: Approval of Amendment to 1994 Stock Option Plan" in this Proxy Statement.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     BASE SALARY AND ANNUAL BONUS COMPENSATION

     Effective October 29, 1999, Mr. John Bullion, Chief Executive Officer, entered into an employment agreement with the Company that provides for an annual base salary of $180,000 in fiscal 2000 and $200,000 in fiscal 2001 and 2002. In February 2002, the Compensation Committee increased Mr. Bullion's 2002 annual base salary to $225,000. Effective January 1, 2003, Mr. Bullion's salary was increased to $275,000.

     Mr. Bullion's annual base salary and annual bonus compensation are set by the Compensation Committee, taking into account such factors as the Company's financial performance, Mr. Bullion's leadership within the Company, his performance with respect to personal performance goals, his pay in relation to the pay of chief executive officers at comparable peer companies and the Compensation Committee's overall compensation philosophy.

     The Compensation Committee has not yet awarded Mr. Bullion a cash bonus for his performance in fiscal 2002.

     STOCK OPTION AWARDS

     In fiscal 2002, the Compensation Committee approved option grants to Mr. Bullion to purchase 45,000 shares of common stock.

Farah H. Champsi (Chairperson)
William M. Wardell, M.D., Ph.D.
Thomas B. King
Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for the three fiscal years ended December 31, 2002, awarded to or earned by the Chief Executive Officer and all other executive officers of the Company.

                                                                                      Long-Term
                                                                 Annual             Compensation
                                                              Compensation             Awards
                                                       ---------------------------  --------------
                                                                                     Securities        All Other
                                                                                     Underlying      Compensation
      Name and Principal Position        Fiscal Year     Salary ($)     Bonus ($)     Options #         ($)(4)
---------------------------------------- ------------  ------------  -------------  --------------  ---------------
John Howell Bullion                          2002        220,655              0(1)            0          803
  Chairman of the Board, Chief               2001        200,000        109,635(2)       29,833          500
    Executive Officer and Secretary          2000        180,000             --               0          730

William Houghton, M.D.                       2002        281,551        112,621               0        2,102
  Executive Vice President, Chief            2001        256,938        128,131          17,700        7,688(5)
    Scientific and Chief Medical             2000        208,115         10,000               0        7,841(5)
Officer

Mark D. Perrin(3)                            2002        154,277         61,784         125,000          397
  Executive Vice President and
    Chief Commercial Officer

Timothy G. McGrath                           2002        161,042         56,361               0          444
  Vice President and Chief                   2001        142,917         27,592           6,600          419
    Financial Officer                        2000        135,000         47,000               0          524

-----------------------------
(1) The Compensation Committee has not yet awarded Mr. Bullion a cash bonus for his performance in fiscal 2002.

(2) Includes $60,000 cash bonus paid to the named executive officer for his performance in the fiscal year ending December 31, 2000.

(3)  Mr. Perrin joined the Company on May 21, 2002.

(4) Except as indicated below, includes amounts paid for group term life insurance paid for each executive, ($483 for Mr. Bullion, $124 for Mr. McGrath and $120 for Mr. Perrin) and disability insurance paid for each executive, ($320 for Mr. Bullion and Mr. McGrath and $187 for Mr. Perrin) for the fiscal year ending December 31, 2002. Also includes amounts paid for group term life and disability insurance paid for Mr. Bullion and Mr. McGrath for the fiscal years ended December 31, 2001 and 2000.

(5) Includes disability insurance ($320) and group term life insurance ($1,782) for the year ended December 31, 2002. Includes disability insurance, group term life insurance and travel expenses per terms of employment for the year ended December 31, 2001. Includes group term life insurance, disability insurance, and travel expenses paid per terms of employment for the fiscal year ended December 31, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options to each of the executive officers named in the Summary Compensation Table during fiscal 2002. The percentage of total options set forth below is based on an aggregate of 572,050 options granted to employees during fiscal 2002. All options were granted with an exercise price equal to the closing price of the Company's common stock on the Nasdaq National Market on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2002

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                            Annual Rate of Stock
                                                                                             Price Appreciation
                                                   Individual Grants                          For Option Term
                               ----------------------------------------------------------  -----------------------
                                  Number of
                                  Shares of       % of Total
                                Common Stock        Option       Exercise
                                 Underlying       Granted to      Price
                                   Options       Employees in      Per        Expiration
           Name                  Granted(1)       FY 2002 (%)    Share ($)      Date        5% ($)      10% ($)
----------------------------   ----------------  --------------  ----------  ------------  ----------  -----------
John Howell Bullion........(1)      35,000            6.12         11.64       02/26/12     256,212      649,921
                           (2)      10,000            1.75          7.67       10/29/12      48,236      122,240
William Houghton, M.D......(1)      25,000            4.37         11.64       02/26/12     183,008      463,779
                           (2)       7,500            1.31          7.67       10/29/12      36,177       91,680
Mark D. Perrin.............(3)      51,250            8.96          9.75       05/21/12     314,521      796,373
                           (3)      73,750           12.89          9.75       05/21/12     452,215    1,146,000
                           (2)       7,500            1.31          7.67       10/29/12      36,177       91,680
Timothy G. McGrath.........(1)      12,000            2.10         11.64       02/26/12      87,844      222,614
                           (4)       7,500            1.31          9.95       07/15/12      46,931      118,933
                           (2)       5,000            0.87          7.67       10/29/12      24,024       60,881

-----------------------------
(1) All such options were granted February 26, 2002 under the Company's 1994 Stock Plan. All options vest 20% on the grant date and 20% on each of the following four anniversaries of the grant date and are exercisable in full after the end of four years of continued employment. In the event the Company would consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this plan become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(2) All such options were granted October 29, 2002 under the Company's 1994 Stock Plan. All options vest 100% on the first anniversary of the grant date. In the event the Company would consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this plan become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(3) All such options were granted May 21, 2002 under the Company's 1994 Stock Plan. All options vest 20% on the grant date and 20% on each of the following four anniversaries of the grant date and are exercisable in full after the end of four years of continued employment. In the event the Company would consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this plan become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

(4) All such options were granted July 15, 2002 under the Company's 1994 Stock Plan. All options vest 20% on the grant date and 20% on each of the following four anniversaries of the grant date and are exercisable in full after the end of four years of continued employment. In the event the Company would consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this plan become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table summarizes stock option exercises in 2002 by the executive officers named in the "Summary Compensation Table" above and the value of options held by such persons at December 31, 2002.

                                                             Number of Unexercised       Value of Unexercised
                                                                Options Held at          In-the-Money Options
                               Shares                           December 31, 2002         Held at December 31,
                             Acquired on    Value Realized       (Exercisable/            2002 (Exercisable/
                              Exercise            ($)            Unexercisable)          Unexercisable) ($)(1)
                            --------------  ----------------  -----------------------  -------------------------
John Howell Bullion              0                0              428,933/60,900             1,468,000/22,800
William Houghton                 0                0              153,080/33,120                217,550/8,475
Mark D. Perrin                   0                0              25,000/107,500                      0/8,475
Timothy G. McGrath               0                0               40,015/32,560                66,468/21,050

-----------------------------
(1) "Value" is based upon the difference between the per share option exercise price and the last sale price per share of the Common Stock on December 31, 2002, which was $8.80.

EMPLOYMENT AGREEMENTS

     An employment agreement between the Company and John Howell Bullion, Chief Executive Officer, was executed on October 29, 1999. The agreement commenced October 20, 1999 and continues for a three-year period. At the end of the three-year period, the agreement will automatically renew for successive two-year periods, unless terminated by either party in accordance with the terms of the agreement. The employment agreement automatically terminates upon the mutual agreement of the parties, upon Mr. Bullion's death, or if Mr. Bullion is disabled for a continuous nine-month period. Mr. Bullion's employment agreement provides for an annual base salary of $180,000 for the calendar year 2000 and $200,000 for calendar years 2001 and 2002. In February 2002, the Compensation Committee increased Mr. Bullion's 2002 annual base salary to $225,000, and effective January 1, 2003, the Compensation Committee increased Mr. Bullion's 2003 annual base salary to $275,000. Mr. Bullion may terminate his employment at any time upon 90 days written notice to the Company, in which case he will receive his base salary and accrued vacation and sick pay through the date of termination.

     The Company may terminate Mr. Bullion's employment at any time for good cause. The employment agreement defines good cause a willful and continued failure by Mr. Bullion to substantially perform his duties, or willful misconduct by Mr. Bullion that is materially injurious to the Company. If the Company terminates Mr. Bullion for cause, Mr. Bullion will receive his base salary and accrued vacation and sick pay through the date of termination. If the Company terminates Mr. Bullion without cause, the employment agreement provides that Mr. Bullion will receive one year's salary, a bonus equal to the average bonus paid to him in the most recent two fiscal years, all accrued vacation and sick pay. In addition, upon a termination without cause, all of Mr. Bullion's unvested options will immediately vest and he will be entitled to participate in the Company's benefit plans for a two year period, which includes continued payment by the Company of Mr. Bullion's health, life and disability insurance premiums for that period. The employment agreement provides that Mr. Bullion may treat a material change in his position, duties or location of employment as a termination by the Company without cause. Mr. Bullion may also treat termination of his employment upon one year's advance notice by the Company as a termination without cause.

     The employment agreement also provides for payments to Mr. Bullion if the Company terminates him within 120 days of the effective date of a change in control of the Company. In such event, Mr. Bullion will receive two years' base salary, all accrued vacation and sick pay as of the date of termination and the Company will continue to pay his health, life and disability insurance premiums for two years. The Company may offset severance payments to Mr. Bullion by amounts Mr. Bullion receives from other full-time employment during the two year-period following his termination.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with its executive officers providing for the payment of certain benefits to the officers if their employment terminates following a "change in control" of the Company. The agreements provide for payment of benefits if an officer's employment is terminated within the 12 months following a change in control if the officer was terminated without cause, required to relocate or required to accept less pay or less responsibility. The formula and payout for the benefits under the change in control agreement is the highest annual salary and incentive payment within the last two years divided by 12 multiplied by the following number of months for the officers: Dr. Houghton, 18 months; Mr. Perrin, 18 months; and Mr. McGrath, 12 months.

                          COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the NASDAQ Total Return Index (U.S. Companies) and the NASDAQ Pharmaceutical Stock Index for the same period. The graph assumes the investment of $100 on December 31, 1997, in the Company's Common Stock, the NASDAQ Total Return Index and the NASDAQ Pharmaceutical Stock Index and reinvestment of all dividends.

                                  [LINE GRAPH]

                                                     NASDAQ Stock Market Total       NASDAQ Pharmaceutical Total
                          Orphan Medical, Inc.             Return Index                      Return Index
                          ----------------------    ----------------------------    -------------------------------
December 1997                    100.00                       100.00                            100.00
December 1998                    161.02                       140.99                            126.94
December 1999                     66.94                       261.48                            239.34
December 2000                    272.29                       157.42                            298.55
December 2001                     93.10                       124.89                            254.43
December 2002                     66.92                        86.33                            164.36

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information as of December 31, 2002 relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, or other rights to acquire shares may be granted from time to time. As of December 31, 2002, the Company had no equity compensation plans that were not approved by security holders.

                                                                                            (c) Number of
                                                                                         securities remaining
                                 (a) Number of                                           available for future
                                 securities to be                                          issuance under
                               issued upon exercise         (b) Weighted-average         equity compensation
                                  of outstanding              exercise price of            plans (excluding
                                 options, warrants           outstanding options,        securities reflected
Plan Category                       and rights                warrants and rights            in column (a))
--------------------------    ------------------------    -------------------------    ------------------------
Equity Compensation
plans approved by
security holders.........            1,997,478                      $7.90                       369,928

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and persons who beneficially own more than 10% of a class of the Voting Stock of the Company, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's Voting Stock and other equity securities. Executive officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     The Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during fiscal year 2002. Based solely upon a review of the forms filed by the Company's executive officers, directors and greater-than-10% stockholders, and written representations from such reporting persons, the Company believes that during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% stockholders were complied with except that Messrs. Bullion, Fuller, McGrath, Perrin and Reardon and Drs. Houghton and Thompson and Ms. Stahl failed to file Form 4 on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                                   PROPOSAL 2:
                 APPROVAL OF AMENDMENT TO 1994 STOCK OPTION PLAN


     The Company believes that stock options are an important element of compensation in attracting and retaining executives, other key employees and outside directors, and in motivating and retaining skilled management personnel and outside directors. There are currently 135 participants in the Stock Plan. Generally, the consideration to be received by the Company for awards under the 1994 Stock Plan ("Stock Plan") will be the participants' past, present or expected future contributions to the success of the Company. The Stock Plan was adopted by the Board of Directors of the Company (the "Board") in August 1994, and provided for the issuance of 1,250,000 shares of the Company's Common Stock. The Stock Plan was approved by the Company's stockholders on October 5, 1995. The Stock Plan was amended by the Board on December 13, 1996, and approved by the Company's stockholders on May 8, 1997, to increase the number of shares authorized for issuance thereunder from 1,250,000 to 1,550,000 shares. The Stock Plan was also amended by the Board on March 3, 1999, and approved by the Company's stockholders on May 26, 1999, to increase the number of shares authorized for issuance thereunder to 1,925,000 shares. The Stock Plan was amended again by the Board on March 6, 2001, and approved by the Company's stockholders on May 24, 2001, to increase the number of shares authorized for issuance thereunder to 2,675,000 shares. The Stock Plan was amended by the Board on February 26, 2002, and approved by the Company's shareholders on May 23, 2002 to increase the number of shares authorized for issuance thereunder to 3,175,000.

     As of March 1, 2003, options to purchase 2,228,278 shares of the Company's Common Stock have been granted, net of cancellations and forfeitures, and 108,978 shares remain available for grant pursuant to the Stock Plan. The Board of Directors, upon the advice of the Company's Compensation Committee, believes that an increase in the number of shares available for issuance under the Stock Plan is necessary to maintain the Company's ability to attract and retain qualified executives and management personnel as the Company pursues its business strategy and growth plans in the current and upcoming fiscal years. In consideration of this recommendation from the Compensation Committee, on February 12, 2003, the Board approved an amendment to the Stock Plan increasing the number of shares authorized for issuance thereunder from 3,175,000 shares to 3,675,000 shares. The February 12, 2003 amendment is subject to approval by the Company's stockholders at the Annual Meeting. If the stockholders fail to approve the amendment at the Annual Meeting, the Company believes it will be constrained in its ability to attract and retain executives, other key employees and outside directors, and in motivating and retaining skilled management personnel and outside directors necessary for the Company's success. Except for annual option grants to non-employee directors, the number of options that will be granted to individual participants under the amended Stock Plan is not determinable, as the Compensation Committee will make such determinations in its sole discretion.

SUMMARY OF THE STOCK PLAN

     The Stock Plan provides for the grant of options to purchase shares of Common Stock to any director, full-time or part-time employee of, or any consultant to the Company. Options granted under the Stock Plan to full or part-time employees may qualify as incentive stock options under the Code or may be non-incentive stock options. Options granted to persons who are not full-time or part-time employees of the Company may not qualify as incentive stock options under the Code.

     The Stock Plan is administered by the Compensation Committee, which is comprised solely of non-employee directors selected by the Board. The Compensation Committee has the authority: (i) to determine the purchase price of the Common Stock covered by each option, (ii) to determine the directors and employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) to determine the terms and provisions of each option agreement under the Stock Plan, including the designation of those options intended to be incentive stock options, (iv) to determine the terms and conditions for the vesting and exercise of each option,
(v) to accelerate the time at which all or any part of an option may be exercised, (vi) to amend or modify the terms of any option with the consent of the optionee, (vii) to interpret the Stock Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, and (ix) to make all other determinations necessary or advisable for the administration of the Stock Plan, subject to the exclusive authority of the Board of Directors to amend or terminate the Stock Plan.

     Determinations and interpretations with respect to the Stock Plan are in the sole discretion of the Compensation Committee, whose determinations and interpretations will be final and conclusive. The Stock Plan terminates on August 24, 2004, and no options may be granted after that date.

     The exercise price of an incentive option granted under the Stock Plan may not be less than the fair market value of the Common Stock on the date the option is granted. If a proposed optionee owns more than 10% of the Company's Common Stock, any incentive stock option granted to such optionee must have an exercise price not less than 110% of the then fair market value. The exercise price of any non-incentive stock option granted under the Stock Plan is determined by the Compensation Committee. The term of each incentive stock option is determined by the Compensation Committee, but may not exceed 10 years from the date of grant (or, in the case of an incentive option granted to an owner of more than 10% of the Common Stock, five years). The term of any non-incentive stock option may not exceed 15 years. A person who has been granted an option under the Stock Plan may be granted additional options, but to the extent the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by such person during any calendar year exceeds $100,000, such options will be treated as options that do not qualify as incentive stock options.

     Options granted under the Stock Plan are not transferable except in limited circumstances. Options that qualify as incentive stock options may be transferred only upon the death of the option holder, either by will or by the laws of intestate succession. Options that do not qualify as incentive stock options may be transferred to the option holder's blood or adoptive children, or upon the death of the option holder, either by will or the laws of intestate succession.

     All stock options granted under the Stock Plan provide, under the terms of the relevant option agreement, for an acceleration of vesting of such options in the event of a "change of control". A change of control is defined as any of the following: (i) a public announcement that any person has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of the Common Stock of the Company and, for this purpose, the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding Common Stock of the Company; (iii) a sale of substantially all of the assets of the Company; or (iv) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change of control of the Company. In the event of a change of control, all options granted under the Stock Plan and outstanding at the time of the change of control become immediately exercisable, regardless of the vesting requirements of such options pursuant the terms of the individual participant's stock option agreement.

     The Board may amend or discontinue the Stock Plan or any portion thereof at anytime. However, the Board may not thereby alter or impair any outstanding option without the consent of the holder of the option. The Board may amend the Stock Plan to increase the number of shares of Common Stock that will be available for issuance under the Stock Plan, and make certain other amendments to the Stock Plan, only with stockholder approval. Options outstanding at the time the Stock Plan is terminated will continue to be exercisable in accordance with their respective terms.

FEDERAL INCOME TAX CONSEQUENCES

     This discussion sets forth only general federal tax principles affecting options which may be granted under the Stock Plan. Special rules may apply to option holders who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     Under current federal income tax law, there are no federal income tax consequences to the Company or the option holder upon the granting of an option.

     An option holder who exercises an incentive stock option will not recognize income at the time of exercise for purposes of the regular income tax (although such option holder will realize income at such time for purposes of the alternative minimum tax in an amount equal to the amount by which the fair market value of the Common Stock received by the option holder exceeds the option price paid). The Company will not be entitled to a tax deduction at the time of exercise of an incentive stock option. If the option holder holds shares of Common Stock received upon exercise of an incentive stock option for at least one year after exercise and two years from the date the incentive stock option was granted, then upon the sale of such shares the option holder will recognize long-term capital gain and no tax deduction will be allowed to the Company. If the option holder sells or otherwise disposes of shares of Common Stock received upon exercise of an incentive stock option before such holding period is satisfied, then the option holder will recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the option price and the fair market value of the shares at the time the option was exercised, and (2) the difference between the option price and the amount realized upon the disposition of the shares. The option holder will recognize short-term or long-term capital gain, depending upon whether the holding period for such shares is less or more than one year, to the extent of any excess of the amount realized upon the disposition of the shares over the fair market value of the shares at the time of exercise of the option. Subject to the general rules concerning deductibility of compensation, the Company will be allowed a tax deduction in the amount that, and for its taxable year in which, the option holder recognizes ordinary income under the foregoing rules.

     Upon the exercise of an option which does not qualify as an incentive stock option, the option holder generally will recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Subject to the general rules concerning deductibility of compensation, the Company will be allowed a tax deduction in the amount that, and for its taxable year in which, the option holder recognizes ordinary income upon the exercise of a non-incentive stock option.

     The Stock Plan provides that, at the discretion of the Compensation Committee, an option holder may exercise an option by tendering shares of Common Stock owned by the option holder in payment of the exercise price. In that case generally no gain or loss will be recognized by the option holder with respect to the tendered shares, provided that if the tendered shares were acquired upon exercise of an incentive stock option, the option holder has held the tendered shares for the holding period required by the incentive stock option rules. In the case of an incentive stock option, no income will be recognized by the option holder upon the receipt of shares of Common Stock as a result of such an exercise. In the case of a non-incentive stock option, the option holder will recognize ordinary income as a result of such an exercise in an amount equal to the fair market value of that number of shares equal to the excess of the number of shares received upon exercise of the option over the number of shares tendered by the option holder.

BOARD RECOMMENDATION AND REQUIRED STOCKHOLDER VOTE

     The affirmative vote of a majority of the shares of Voting Stock represented at the Annual Meeting is required for approval of the amendment to the Stock Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S 1994 STOCK OPTION PLAN FROM 3,175,000 SHARES TO 3,675,000.

                                   PROPOSAL 3:
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS


     The Audit Committee has appointed Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2003. A proposal to approve the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements for the fiscal year ended December 31, 2002, and for all prior years. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Ernst & Young LLP is not approved by the stockholders, the Audit Committee is not obligated to appoint other independent public accountants, but the Audit Committee will give consideration to such unfavorable vote.

BOARD RECOMMENDATION AND REQUIRED STOCKHOLDER VOTE

     The affirmative vote of a majority of the shares of Voting Stock represented at the Annual Meeting is required for approval of appointment of Ernst & Young LLP as the Company's independent public accountants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                             AUDIT COMMITTEE REPORT


     The Audit Committee of the Company's Board of Directors is composed of the following non-employee directors: Mr. Greene, Dr. Vida and Ms. Champsi. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which has previously been filed with the Securities and Exchange Commission. The Audit Committee approves the appointment of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.


Michael Greene (Chairperson)
Julius A. Vida, Ph.D.
Farah H. Champsi
Members of the Audit Committee

                                   AUDIT FEES


     Audit fees billed or expected to be billed to the Company by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2002 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $73,000.


          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no services provided by Ernst & Young LLP for the design and implementation of financial information systems during the last fiscal year.


                                 ALL OTHER FEES

     Fees billed or expected to be billed to the Company by Ernst & Young LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $21,450. The Audit Committee has reviewed the fees charged to the Company for these non-audit services and has determined that the provision of non-audit services for which these fees were charged are compatible with maintaining the independence of Ernst & Young LLP as the Company's independent public accountants.


                             SOLICITATION OF PROXIES

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company's Common Stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company who will receive no extra compensation for their services, may solicit such proxies in person, by telephone or facsimile.


                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any stockholder proposals intended for the Company's Annual Meeting of Stockholders to be held in 2004 that are requested to be included in the Company's Proxy Statement must be received at the principal executive offices of the Company, 13911 Ridgedale Drive, Suite 250, Minnetonka, Minnesota 55305 on or before the close of business on December 9, 2003.

     Any other stockholder proposals to be presented at the Company's Annual Meeting to be held in 2004 must be received at the principal executive offices of the Company by the close of business on February 23, 2004.

                                  OTHER MATTERS


     The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.



                                       /s/ John Howell Bullion

                                       John Howell Bullion
                                       Chief Executive Officer and Secretary


Dated:  April 21, 2003

                              [ORPHAN MEDICAL LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 22, 2003
                        3:30 P.M. (CENTRAL STANDARD TIME)

                              RADISSON PLAZA HOTEL
                               35 SOUTH 7TH STREET
                              MINNEAPOLIS, MN 55402



[ORPHAN MEDICAL LOGO]                                                      PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 22, 2003.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 2003, revoking all prior proxies, hereby appoints John Howell Bullion and Timothy G. McGrath, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Orphan Medical, Inc, (the "Company") to be held at 3:30 p.m. (Central Standard Time) on Thursday, May 22, 2003 at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY MAIL, BY
         TELEPHONE OR THE INTERNET AS DESCRIBED ON THE REVERSE SIDE.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                                       COMPANY #
                                                                       CONTROL #
THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK EASY IMMEDIATE o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 21, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
o    Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/ORPH/ -- QUICK EASY IMMEDIATE o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until
     12:00 p.m. (CT) on May 21, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Orphan Medical, Inc., c/o Shareowner
Services", P.O. Box 64873, St. Paul, MN 55164-0873.



      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                               PLEASE DETACH HERE




         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of       01 John Howell Bullion     04 William M. Wardell, M.D., Ph.D.   [ ] Vote FOR            [ ] Vote WITHHELD
   directors:        02 Michael Greene          05 Farah H. Champsi                      all nominees            from all nominees
                     03 Julius A. Vida, Ph.D    06 Thomas B. King                        (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Proposal to approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares authorized for issuance under the plan from
   3,175,000 shares to 3,675,000 shares.                                             [ ] For     [ ] Against     [ ] Abstain

3. Proposal to approve the appointment of Ernst & Young LLP as independent
   public accountants for the fiscal year ending December 31, 2003.                  [ ] For     [ ] Against     [ ] Abstain

4. To vote with discretionary authority on any other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:

                                             Date
                                                 -------------------------------



                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appear on the Proxy. When shares
                                             are held by joint tenants, both
                                             must sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title of such. If a
                                             corporation, please sign full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.